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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BIOSANTE PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Proxy

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2002

TO THE STOCKHOLDERS OF BIOSANTE PHARMACEUTICALS, INC.:

        The Annual Meeting of Stockholders of BioSante Pharmaceuticals, Inc., a Delaware corporation, will be held on Tuesday, May 21, 2002, at 10:00 a.m., local time, at the American Airlines Admirals Club, Terminal 3, O'Hare International Airport, Chicago, Illinois, for the following purposes:

  1.
  To elect eight persons to serve as directors until our next annual meeting of stockholders or until their respective successors are elected and qualified.

  2.
  To consider a proposal to amend our Amended and Restated 1998 Stock Option Plan to increase the number of shares of common stock reserved for issuance under the plan by 1,500,000 shares, from 8,500,000 shares to 10,000,000 shares.

  3.
  To consider a proposal to amend BioSante's Amended and Restated Certificate of Incorporation to effect a reverse stock split of BioSante's common stock and class C special stock at a ratio to be established by BioSante's Board of Directors, not to exceed one-for-ten, as discussed in the accompanying proxy statement.

  4.
  To consider a proposal to ratify the appointment of Deloitte & Touche L.L.P. as our independent auditors for the fiscal year ending December 31, 2002.

  5.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on April 19, 2002 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. It is important that your shares be represented and voted at the meeting. Please mark, sign, date and mail the enclosed proxy card in the postage-paid envelope provided.

                      By Order of the Board of Directors,

                      Phillip B. Donenberg
                       Secretary

April    , 2002
Lincolnshire, Illinois

Important: The prompt return of your proxy card will save the company the expense of further requests for proxies to ensure a quorum at the meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States or from Canada.

PROPOSAL TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AND OUR CLASS C SPECIAL STOCK (Proposal 3)	22
Proposed Reverse Stock Split	22
Purpose of the Reverse Stock Split	23
Effects of the Reverse Stock Split on BioSante's Stockholders	25
Determination of Purchase Price	27
Hypothetical Scenarios Illustrating the Effects of the Reverse Stock Split on BioSante's Stockholders	28
Effects of the Reverse Stock Split on BioSante	29
Effectiveness of the Reverse Stock Split	33
Stock Certificates	34
Material U.S. Federal Income Tax Consequences	34
Appraisal Rights	36
Recommendation of the Board of Directors	37
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (Proposal 4)	38
Appointment of Auditors	38
Principal Accounting Fees	38
Financial Information Systems Design and Implementation Fees	38
All Other Fees	38
Vote Required	38
Board Recommendation	38
OTHER MATTERS	39
Section 16(a) Beneficial Ownership Reporting Compliance	39
Stockholder Proposals For 2003 Annual Meeting	39
Other Business	39
Copies of 2001 Annual Report	39

111 Barclay Boulevard
Lincolnshire, Illinois 60069

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
May 21, 2002

INFORMATION CONCERNING THE ANNUAL MEETING

Date, Time, Place and Purposes

        The meeting will be held on Tuesday, May 21, 2002, at 10:00 a.m., local time, at the American Airlines Admirals Club, Terminal 3, O'Hare International Airport, Chicago, Illinois, for the purposes set forth in the Notice of Meeting.

Stockholders Entitled to Vote

        Stockholders of record at the close of business on April 19, 2002 will be entitled to vote at the meeting. As of that date, there were 63,218,798 shares of our common stock and 4,666,024 shares of our class C special stock outstanding. Each share of our common stock and class C special stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Stockholders are not entitled to cumulate voting rights.

Proxies

        This proxy statement is being mailed to our stockholders beginning on or about April    , 2002 in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders.

        Your vote is important. A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors, to mark, sign, date and return the proxy card in the accompanying envelope. No postage is required if mailed within the United States or from Canada.

        Proxies will be voted as specified by you. Signed proxies that lack any specification will be voted in favor of all of the proposals set forth in the Notice of Meeting and in favor of the election of all of the nominees for director listed in this proxy statement.

        The Board of Directors recommends that you vote FOR the approval of all of the proposals set forth in the Notice of Meeting and FOR all of the nominees for director listed in this proxy statement.

Revocation of Proxies

        Any stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by:

  •
  giving written notice of your revocation to our Secretary,

  •
  filing a duly executed proxy bearing a later date with our Secretary, or

  •
  appearing at the Annual Meeting and filing written notice of revocation with our Secretary prior to use of the proxy.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of BioSante's Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in each household. BioSante will promptly deliver a separate copy of either document to any stockholder upon written or oral request to BioSante's Investor Relations Department, BioSante Pharmaceuticals, Inc., 111 Barclay Boulevard, Suite 280, Lincolnshire, Illinois 60069, telephone: (847) 478-0500. Any stockholder who wants to receive separate copies of BioSante's Proxy Statement or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker, or other nominee record holder, or the stockholder may contact BioSante at the above address and phone number.

Quorum Requirement

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock (31,609,400 shares) and a majority of the outstanding shares of our class C special stock (2,333,013 shares) as of the record date will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of our common stock and shares of our class C special stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter. A "broker non-vote" is a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received by the broker from the customer, and the broker has no discretionary authority to vote on behalf of such customer on such matter.

Vote Required

        Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, (1) the election of the eight nominees for director requires the affirmative vote of a plurality of the shares of common stock and class C special stock, present in person or by proxy and entitled to vote, voting together as a single class, (2) the approval of the reverse stock split proposal described in this proxy statement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock and a majority of the outstanding shares of our class C special stock as of the record date, voting as separate classes and (3) the approval of each of the other proposals described in this proxy statement, requires the affirmative vote of the holders of a majority of the shares of common stock and class C special stock, present in person or by proxy and entitled to vote, voting together as a single class. Shares represented by a proxy card including any broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. A "broker non-vote" is a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received, and the broker has no discretionary authority to vote. Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against that matter.

        Signed proxies that lack any specification will be voted in favor of all of the proposals set forth in the Notice of Meeting and in favor of the election of all of the eight nominees for directors listed in this proxy statement.

Proxy Solicitation Costs

        The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, facsimile, telegraph or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our capital stock.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
AND MANAGEMENT

        The following table sets forth information known to us with respect to the beneficial ownership of each class of our capital stock as of April 1, 2002 for (1) each person known by us to beneficially own more than 5% of any class of our voting securities, (2) each of the executive officers named in the Summary Compensation Table on page 11 under the heading "Executive Compensation and Other Benefits," (3) each of our directors and (4) all of our executive officers and directors as a group.

        Except as otherwise indicated, we believe that each of the beneficial owners of our capital stock listed below, based on information provided by these owners, has sole investment and voting power with respect to its shares, subject to community property laws where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

	Common Stock			Class C Special Stock		Common Stock and Common Stock Equivalents	Percent of Total Voting Power (1)
Name
	Number		Percent	Number	Percent
Stephen M. Simes(2)	3,945,630	(3)	5.9%	—	—	3,945,630	5.5%
Louis W. Sullivan, M.D.(2).	150,000	(4)	*	1,000,000	21.4%	1,150,000	1.7%
Edward C. Rosenow III, M.D.(2)	175,000	(5)	*	—	—	175,000	*
Victor Morgenstern(2)	5,125,000	(6)	7.9%	—	—	5,125,000	7.4%
Fred Holubow(2)	662,500	(7)	1.0%	—	—	662,500	1.0%
Ross Mangano(2)	15,055,000	(8)	22.1%	—	—	15,055,000	20.7%
Angela Ho(2)	750,000	(9)	1.2%	1,000,000	21.4%	1,750,000	2.6%
Peter Kjaer(2)	100,000	(10)	*	—	—	100,000	*
Avi Ben-Abraham, M.D.	10,479,800	(11)	16.6%	—	—	10,479,800	15.4%
Phillip B. Donenberg(2)	998,665	(12)	1.6%	—	—	998,665	1.5%
Leah M. Lehman, Ph.D.(2)	749,000	(13)	1.2%	—	—	749,000	1.1%
Steven J. Bell, Ph.D.(2)	282,292	(14)	*	—	—	282,292	*
JO & Co.	11,550,000	(15)	17.2%	—	—	11,550,000	16.1%
Hans Michael Jebsen	4,250,000	(16)	6.6%	1,000,000	21.4%	5,250,000	7.6%
King Cho Fung	3,700,000	(17)	5.8%	625,000	13.4%	4,325,000	6.3%
Marcus Jebsen	1,750,000	(18)	2.8%	500,000	10.7%	2,250,000	3.3%
All executive officers and directors as a group(12 persons)	38,472,887	(19)	50.9%	2,000,000	42.9%	40,472,887	50.5%

*
less than 1%.

(1)
In calculating the percent of total voting power, the voting power of shares of our common stock and shares of our class C special stock is combined.

(2)
Address: 111 Barclay Boulevard, Suite 280, Lincolnshire, Illinois 60069.

(3)
Mr. Simes' beneficial ownership includes 3,094,271 shares of common stock issuable upon exercise of stock options and 187,500 shares of common stock issuable upon exercise of warrants.

(4)
Dr. Sullivan's beneficial ownership includes 150,000 shares of common stock issuable upon exercise of a stock option.

(5)
Dr. Rosenow's beneficial ownership includes 175,000 shares of common stock issuable upon exercise of stock options.

(6)
Mr. Morgenstern's beneficial ownership includes: (1) 100,000 shares of common stock issuable upon exercise of a stock option, (2) 950,000 shares of common stock issuable upon exercise of warrants, (3) 325,000 shares of common stock issuable upon exercise of warrants and 800,000 shares of common stock held by Mr. Morgenstern's wife as trustee of the Morningstar Trust, as to which Mr. Morgenstern disclaims control, direction or beneficial ownership, (4) 100,000 shares of common stock issuable upon exercise of a warrant and 200,000 shares of common stock held by Mr. Morgenstern's wife, as to which Mr. Morgenstern disclaims control, direction or beneficial ownership, and (5) 250,000 shares of common stock issuable upon exercise of a warrant and 500,000 shares of common stock held by Resolute Partners L.P. Victor Morgenstern is managing director of Resolute Partners L.P.

(7)
Mr. Holubow's beneficial ownership includes 187,500 shares of common stock issuable upon exercise of warrants and 100,000 shares of common stock issuable upon exercise of a stock option.

(8)
Mr. Mangano's beneficial ownership includes: (1) 100,000 shares of common stock issuable upon exercise of a stock option, (2) 3,750,000 shares of common stock issuable upon exercise of a warrant and 7,800,000 shares of common stock held by JO & Co., of which Mr. Mangano is President, and (3) an aggregate of 2,250,001 shares of common stock and an aggregate of 1,124,999 shares of common stock issuable upon exercise of warrants held in various accounts, of which Mr. Mangano is an advisor and/or a trustee. Mr. Mangano has sole dispositive power over these shares. See note (13) below.

(9)
Ms. Ho's beneficial ownership includes 150,000 shares of common stock issuable upon exercise of stock options.

(10)
Mr. Kjaer's beneficial ownership includes 100,000 shares of common stock issuable upon exercise of a stock option.

(11)
Dr. Ben-Abraham's beneficial ownership includes 50,000 shares of common stock issuable upon exercise of a stock option.

(12)
Mr. Donenberg's beneficial ownership includes 933,698 shares of common stock issuable upon exercise of stock options and 6,250 shares of common stock issuable upon exercise of a warrant.

(13)
Dr. Lehman's beneficial ownership includes 186,500 shares of common stock issuable upon exercise of a stock option and 187,500 shares of common stock issuable upon exercise of a warrant.

(14)
Dr. Bell's beneficial ownership includes 266,667 shares of common stock issuable upon exercise of stock options and 1,875 shares of common stock issuable upon exercise of a warrant.

(15)
Includes 3,750,000 shares of common stock issuable upon exercise of a warrant. Ross Mangano, a director of BioSante, has sole voting power over these shares. See note (8) above. The address for JO & Co. is 112 West Jefferson Boulevard, Suite 613, South Bend, Indiana 46634.

(16)
Mr. Jebsen's beneficial ownership includes 750,000 shares of common stock issuable upon exercise of a warrant. Mr. Jebsen's address is c/o Jebsen & Co. Ltd., 28/F Caroline Center, 28 Yun Ping Road, Causeway Bay, Hong Kong.

(17)
Mr. Fung's beneficial ownership includes 750,000 shares of common stock issuable upon exercise of a warrant. Mr. Fung's address is c/o SP 2, 15/F, 46 Lyndhurst Terrace, Central Hong Kong.

(18)
Mr. Jebsen's beneficial ownership includes 250,000 shares of common stock issuable upon exercise of a warrant. Mr. Jebsen's address is c/o Jebsen & Co. Ltd., 28/F Caroline Center, 28 Yun Ping Road, Causeway Bay, Hong Kong.

(19)
The amount beneficially owned by all current directors and executive officers as a group includes 6,926,762 shares issuable upon exercise of warrants and stock options held by these individuals and 5,549,999 shares issuable upon exercise of warrants held by entities affiliated with these individuals. See notes (6), (8) and (15) above.

ELECTION OF DIRECTORS

(Proposal 1)

Number of Directors

        Our bylaws provide that the Board of Directors will consist of at least one member, or such other number as may be determined by the Board of Directors or stockholders at an annual or special meeting. The number of directors is currently set at eight.

Nominees for Director

        The Board of Directors has nominated the following individuals to serve as our directors until the next annual meeting of our stockholders or until their successors are elected and qualified. All of the nominees named below are current members of the Board of Directors.

  •
  Louis W. Sullivan, M.D.

  •
  Stephen M. Simes

  •
  Victor Morgenstern

  •
  Fred Holubow

  •
  Ross Mangano

  •
  Edward C. Rosenow III, M.D.

  •
  Angela Ho

  •
  Peter Kjaer

        Avi Ben-Abraham, M.D., one of our current directors, has chosen not to stand for re-election at the Annual Meeting in view of his other responsibilities and obligations. The Board of Directors thanks Dr. Ben-Abraham for his service to BioSante.

        Proxies can only be voted for the number of persons named as nominees in this proxy statement, which is eight.

Vote Required

        Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of a nominee for director requires the affirmative vote of a plurality of the shares of common stock and class C special stock represented in person or by proxy at the Annual Meeting, voting together as a single class.

Board Recommendation

        The Board of Directors recommends a vote FOR the election of all of the nominees named above.

        If prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board of Directors. Alternatively, the proxies, at the Board's discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

Information About Nominees

        The following table sets forth the name, age and principal occupation of each nominee for director, as of April 1, 2002, as well as how long each nominee has served as a director of BioSante.

Name of Nominee	Age	Principal Occupation	Director Since
Louis W. Sullivan, M.D.(1)(2)(3)	68	President of the Morehouse School of Medicine and Chairman of the Board of Directors of BioSante	1996
Stephen M. Simes	50	Vice Chairman, President and Chief Executive Officer of BioSante	1998
Victor Morgenstern(2)	59	Chairman of the Board of Trustees of The Oakmark Funds and Managing Director of Resolute Partners L.P.	1999
Fred Holubow(3)	63	Vice President of Pegasus Associates	1999
Ross Mangano(1)	56	President of Oliver Estate, Inc.	1999
Edward C. Rosenow III, M.D.(3)	67	Master Fellow of the American College of Physicians and the American College of Chest Physicians	1997
Angela Ho(2)	49	Vice Chairman and Chief Managing Officer of Jet-Asia Ltd.	1998
Peter Kjaer(1)	41	President and Chief Executive Officer of Jet-Asia Ltd.	1999

(1)
Member of the Audit and Finance Committee

(2)
Member of the Compensation Committee

(3)
Member of the Scientific Review Committee

Other Information About Nominees

        The Honorable Louis W. Sullivan, M.D. has been our Chairman of the Board of Directors since March 1998 and has been a director of our company since its formation. Dr. Sullivan served as Secretary of Health and Human Services in the cabinet of President George Bush from 1989 to 1993. Since retiring from the Bush Administration, Dr. Sullivan has been President of the Morehouse School of Medicine in Atlanta, Georgia. He had previously served as President and Dean of the School from 1981 to 1985 and as President from 1985 to 1989. Since 1993, Dr. Sullivan has served and continues to serve on the Boards of several large U.S. corporations, including 3M Corp., Bristol-Myers Squibb Company, Cigna Corporation, Georgia Pacific Corp. and Household International Inc.

        Stephen M. Simes has served as our Vice-Chairman, President and a director of our company since January 1998 and Chief Executive Officer since March 1998. From October 1994 to January 1997, Mr. Simes was President, Chief Executive Officer and a Director of Unimed Pharmaceuticals, Inc., a company with a product focus on infectious diseases, AIDS, endocrinology and oncology. From 1989 to 1993, Mr. Simes was Chairman, President and Chief Executive Officer of Gynex Pharmaceuticals, Inc., a company which concentrated on the AIDS, endocrinology, urology and growth disorders markets. In 1993, Gynex was acquired by Bio-Technology General Corp., and from 1993 to 1994, Mr. Simes served as Senior Vice President and Director of Bio-Technology General Corp. Mr. Simes' career in the pharmaceutical industry started in 1974 with G.D. Searle & Co.

        Victor Morgenstern was elected a director of our company in July 1999. Mr. Morgenstern has more than 32 years of investment experience and is the Chairman of the Board of Trustees of The Oakmark Funds, an open-end registered investment company and serves as managing director of Resolute Partners L.P. He is a trustee of the Illinois Institute of Technology.

        Fred Holubow was elected a director of our company in July 1999. Mr. Holubow has been a Vice President of Pegasus Associates since he founded Pegasus in 1982. Pegasus Associates is currently an operating division of William Harris Investors, a registered investment advisory firm. He specializes in analyzing and investing in pharmaceutical and biotechnology companies. Mr. Holubow has served on the Boards for Bio-Technology General Corp., Gynex Pharmaceuticals, Inc., ThermoRetec Corporation and Unimed Pharmaceuticals, Inc.

        Ross Mangano was elected a director of our company in July 1999. Mr. Mangano has been the President and a director of Oliver Estate, Inc., a management company specializing in investments in public and private companies since 1971. He is the Chairman of Cerprobe Corporation, and serves as a director for Blue Chip Casino, Inc., Orchard Software Corporation, and U.S. RealTel Inc.

        Edward C. Rosenow, III, M.D.has been a director of our company since November 1997. Dr. Rosenow was the Arthur M. and Gladys D. Gray Professor of Medicine at the Mayo Clinic from 1988 until his recent retirement. Beginning with his residency in 1960, Dr. Rosenow has worked at the Mayo Clinic in many professional capacities including as a Consultant in Internal Medicine (Thoracic Diseases) from 1966 to 1996, an Assistant Professor, Associate Professor and Professor of Medicine at the Mayo Clinic Medical School, President of the Mayo Clinic Staff in 1986, and Chair of the Division of Pulmonary and Critical Care Medicine from 1987 to 1994. Dr. Rosenow has also served as a consultant to NASA, space station FREEDOM at the Johnson Space Center in Houston, Texas from 1989 to 1990 and as the President of the American College of Chest Physicians from 1989 to 1990. He is a Master Fellow of the American College of Physicians as well as Master Fellow of the American College of Chest Physicians. In 1998, he received the Mayo Distinguished Alumnus Award.

        Angela Ho has been a director of our company since June 1998. Ms. Ho was elected to our Board of Directors as a representative of certain major investors in Hong Kong. Ms. Ho has been the Vice Chairman and Chief Managing Officer of Jet-Asia Ltd., a Hong Kong-based aircraft and management company, since April 1996. From June 1996 to June 1998, Ms. Ho was the President of Ho Galleries Ltd., a New York art gallery. She specializes in investments in small and microcap companies.

        Peter Kjaer has been a director of our company since July 1999. Mr. Kjaer has been President and Chief Executive Officer of Jet-Asia Ltd., a Hong Kong-based aircraft and management company, since April 1996 and a representative of certain major investors in Hong Kong. From April 1989 to July 1996, Mr. Kjaer was the General Manager and a director of the Gallery of Contemporary Living Ltd., a Hong Kong-based art gallery.

Information About the Board of Directors and its Committees

        The Board of Directors met four times during fiscal 2001. All of the directors attended 75% or more of the meetings of the Board of Directors and all such committees on which they served during fiscal 2001, except that Dr. Ben-Abraham, a director in 2001 to date, attended 50% of the meetings of the Board of Directors.

        The Board of Directors has an Audit and Finance Committee, Compensation Committee and Scientific Review Committee.

        Audit and Finance Committee.    The Audit and Finance Committee provides assistance to the Board of Directors in satisfying its fiduciary responsibilities relating to our accounting, auditing, operating and reporting practices, and reviews our annual financial statements, the selection and work of our independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. The Audit and Finance Committee consisted of Mr. Kjaer, Dr. Sullivan and Mr. Mangano. The Audit and Finance Committee met once during fiscal 2001.

        Compensation Committee.    The Compensation Committee:

  •
  reviews general programs of compensation and benefits for all of our employees;

  •
  makes recommendations to the Board of Directors concerning matters as compensation to be paid to our officers and directors; and

  •
  administers our stock option plan, pursuant to which stock options may be granted to our eligible employees, officers, directors and consultants.

        The Compensation Committee consisted of Dr. Sullivan, Mr. Morgenstern and Ms. Ho. The Compensation Committee met twice during fiscal 2001.

        Scientific Review Committee.    The Scientific Review Committee assists in evaluating potential new licenses or new products. The Scientific Review Committee consisted of Dr. Sullivan, Mr. Holubow and Dr. Rosenow. The Scientific Review Committee did not meet during fiscal 2001 but as part of our Board was presented with and evaluated in-licenses and scientific progress.

Director Compensation

        We do not pay fees to our directors. We do, however, periodically compensate our directors through the granting of stock options. On January 1, 2001, we granted options to purchase 25,000 shares of common stock to each of our non-employee directors. These options have an exercise price of $0.67 per share, fully vest on January 1, 2002 and expire 10 years from the date of grant. All directors are reimbursed for travel expenses for attending meetings of the Board of Directors and any Board committees.

Audit and Finance Committee Report

        Notwithstanding anything to the contrary set forth in any of BioSante's previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report will not be deemed to be incorporated by reference into any such filing.

Membership of the Audit and Finance Committee

        The Audit and Finance Committee consists of Mr. Kjaer, Dr. Sullivan and Mr. Mangano, each of whom is a member of our Board of Directors and qualifies as "independent" as defined under the National Association of Securities Dealers' listing standards. The Audit and Finance Committee operates under a written charter adopted by the Board of Directors.

Review of BioSante's Audited Financial Statements for the Fiscal Year Ended December 31, 2001

        The Audit and Finance Committee has reviewed and discussed BioSante's audited financial statements for the fiscal year ended December 31, 2001 with BioSante's management. The Audit and Finance Committee has discussed with Deloitte & Touche L.L.P., BioSante's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit and Finance Committee has also received the written disclosures and the letter from Deloitte & Touche L.L.P. required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit and Finance Committee has discussed the independence of Deloitte & Touche L.L.P. with them.

        Based on the Audit and Finance Committee's review and discussions noted above, the Audit and Finance Committee recommended to our Board of Directors that BioSante's audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 for filing with the SEC.

                      Audit and Finance Committee
                      Peter Kjaer, Chairman
                      Louis W. Sullivan, M.D.
                      Ross Mangano

EXECUTIVE COMPENSATION AND OTHER BENEFITS

Summary of Cash and Other Compensation

        The following table provides summary information concerning cash and non-cash compensation paid to or earned by our Chief Executive Officer and our executive officers, who received or earned cash and non-cash salary and bonus of more than $100,000, for the fiscal year ended December 31, 2001.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Securities Underlying Options (#)	All Other Compensation ($)
Stephen M. Simes Vice Chairman, President and Chief Executive Officer	2001 2000 1999	$291,500 275,000 248,917	$131,175 150,000 125,000	(1) (2)	714,063 0 1,856,250	$18,388 29,317 22,965	(3) (3) (3)
Phillip B. Donenberg Chief Financial Officer, Treasurer and Secretary	2001 2000 1999	150,000 127,000 110,000	45,000 42,000 33,000	(4) (5)	215,469 0 521,875	13,592 13,286 13,001	(6) (6) (6)
Leah M. Lehman, Ph.D. Vice President, Clinical Development	2001 2000 1999	180,000 — —	54,000 — —		500,000 — —	12,450 — —	(7)
Steven J. Bell, Ph.D. Vice President, Research and Pre-Clinical Development	2001 2000 1999	102,000 91,521 85,313	30,000 26,000 10,000	(8)	50,000 0 125,000	11,250 11,250 6,500	(9) (9) (9)
John E. Lee (10) Former Vice President, Commercial Development	2001 2000 1999	146,407 70,833	— — —		— 500,000 —	9,338 81,470 —	(11) (11)

(1)
Represents a cash bonus of $75,000 and a stock bonus of 125,000 shares of common stock valued at $75,000.

(2)
Represents a cash bonus of $75,000 and a stock bonus of 163,859 shares of common stock valued at $50,000.

(3)
Represents an auto allowance ($12,000 in 2001, $12,000 in 2000 and $12,000 in 1999), a 401(k) matching contribution ($5,250 in 2001, $5,250 in 2000 and $5,000 in 1999) and insurance premiums and taxes associated with the premiums ($1,138 in 2001, $12,067 in 2000 and $5,965 in 1999).

(4)
Represents a cash bonus of $30,000 and a stock bonus of 20,000 shares of common stock valued at $12,000.

(5)
Represents a cash bonus of $25,000 and a stock bonus of 26,217 shares of common stock valued at $8,000.

(6)
Represents an auto allowance ($7,200 in 2001, $7,200 in 2000 and $7,200 in 1999), a 401(k) matching contribution ($5,250 in 2001, $5,250 in 2000 and $5,000 in 1999) and insurance premiums paid and taxes associated with the premiums ($1,142 in 2001, $836 in 2000 and $801 in 1999).

(7)
Represents an auto allowance of $7,200 and a 401(k) matching contribution of $5,250.

(8)
Represents a cash bonus of $20,000 and a stock bonus of 10,000 shares of common stock valued at $6,000.

(9)
Represents an auto allowance ($6,000 in 2001, $6,000 in 2000 and $1,500 in 1999) and a 401(k) matching contribution ($5,250 in 2001, $5,250 in 2000 and $5,000 in 1999).

(10)
Mr. Lee was Vice President, Commercial Development from August 2000 to September 2001. Mr. Lee resigned as Vice President, Commercial Development on September 28, 2001.

(11)
Represents an auto allowance ($5,400 in 2001 and $3,000 in 2000), a 401(k) matching contribution ($3,938 in 2001 and $2,188 in 2000) and relocation expenses and associated taxes of $76,282 in 2000.

Option Grants in Last Fiscal Year

        The following tables summarize option grants and exercises during the fiscal year ended December 31, 2001 to or by each of the executive officers named in the Summary Compensation Table on page 11 and the potential realizable value of the options held by these persons at December 31, 2001.

	Individual Grants (1)
Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date
Stephen M. Simes	714,063	(2)	41.00%	$0.40	4/5/11
Phillip B. Donenberg	215,469	(2)	12.37%	$0.40	4/5/11
Leah M. Lehman, Ph.D.	500,000	(3)	28.71%	$0.67	12/31/10
Steven J. Bell, Ph.D.	50,000	(4)	2.87%	$0.67	12/31/10
John E. Lee	—		—	—	—

(1)
All of the options granted to the individuals in this table were granted under our Amended and Restated 1998 Stock Option Plan.

(2)
This option vests in equal quarterly installments over three years so long as the executive officer remains employed by us at that date. To the extent not already exercisable, this option becomes immediately exercisable in full upon certain changes in control of our company and remains exercisable for the remainder of its term.

(3)
This option vests: (i) with respect to 74,600 shares on 6/30/2001 and 12/31/2001; (ii) 37,300 shares on 3/31/2002, 6/30/2002, 9/30/2002, 12/31/2002, 3/31/2003, 6/30/2003, 9/30/2003 and 12/31/2003; and (iii) 52,400 shares on 1/1/2004. To the extent not already exercisable, this option becomes immediately exercisable in full upon certain changes in control of our company and remains exercisable for the remainder of its term.

(4)
This option vests in equal annual installments over three years so long as the executive officer remains employed by us at that date. To the extend not already exercisable, this option becomes immediately exercisable in full upon certain changes in control of our company and remains exercisable for the remainder of its term.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

        The following table summarizes the number and value of options held by each of the executive officers named in the Summary Compensation Table on page 11 at December 31, 2001. None of these executive officers exercised any stock options during 2001.

	Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001 (1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen M. Simes	2,877,256	693,057	$2,049,490	$328,536
Phillip B. Donenberg	873,379	203,965	$604,070	$95,934
Leah M. Lehman, Ph.D	149,200	350,800	$26,856	$63,144
Steven J. Bell, Ph.D.	250,000	50,000	$140,625	$9,000
John E. Lee	275,000	225,000	$—	$—

(1)
Value based on the difference between the fair market value of one share of our common stock at December 31, 2001 ($0.85), and the exercise price of the options ranging from $0.23 to $0.91 per share. Options are in-the-money if the market price of the shares exceeds the option exercise price.

Employment and Separation Agreements

Simes Employment Agreement

        In January 1998, we entered into a letter agreement with Stephen M. Simes pursuant to which Mr. Simes serves as our Vice Chairman, President and Chief Executive Officer. The term of this agreement continues until December 31, 2003, after which time the term will be automatically extended for three additional years unless on or before October 1 immediately preceding the extension, either party gives written notice to the other of the termination of the agreement.

        Mr. Simes is entitled to receive an annual performance bonus of up to 50% of his then base salary if certain performance criteria are met. If Mr. Simes is terminated without cause or upon a change in control or if he terminates his employment for good reason, all of his options will become immediately exercisable and will remain exercisable for a period of one year (for the remainder of their term in the event of a change in control), and he will be entitled to a minimum severance payment of 12 months base salary. Mr. Simes is also subject to assignment of inventions, confidentiality and non-competition provisions.

Donenberg Employment Agreement

        In June 1998, we entered into a letter agreement with Phillip B. Donenberg pursuant to which Mr. Donenberg serves as our Chief Financial Officer. The term of this agreement continues until either party gives 30 days written notice to the other of the termination of the agreement.

        Mr. Donenberg is entitled to receive an annual performance bonus of up to 30% of his then base salary if certain performance criteria are met. If Mr. Donenberg is terminated without cause or upon a change in control or if he terminates his employment for good reason, all of his options will become immediately exercisable and will remain exercisable for a period of one year (for the remainder of their term in the event of a change in control), and he will be entitled to a minimum severance payment of 12 months base salary. Mr. Donenberg is also subject to assignment of inventions, confidentiality and non-competition provisions.

Employment Agreements with Other Executive Officers

        We have entered into employment agreements with each of our other executive officers, Leah M. Lehman, Ph.D. and Steven J. Bell, Ph.D. These agreements provide for a fixed salary which may be adjusted from time to time by the Chief Executive Officer and the Compensation Committee of the Board. In addition, BioSante may pay Dr. Lehman and Dr. Bell an annual performance bonus of up to a maximum of 30% of their then base salary. The term of each of these employment agreements is for one year and will renew automatically every year unless either party gives the other party written notice of termination at least 30 days prior to the end of the then term of the agreement. If the executive officer's employment is terminated as a result of death or disability, by BioSante without cause or by the executive officer for good reason, the officer will be entitled to a severance payment in an amount equal to his or her base salary for the shorter of (1) 12 months or (2) the date upon which the officer obtains full-time employment or a consulting position with another company. In addition, the executive officer will receive health and dental benefits from BioSante during any severance period. Dr. Lehman and Dr. Bell are also subject to assignment of inventions, confidentiality and non-competition provisions.

Separation Agreement and Mutual Release

        On February 1, 2002, we entered into a separation and mutual release agreement with John E. Lee in connection with Mr. Lee's resignation as Vice President, Commercial Development and an employee of BioSante effective September 28, 2001. In connection with the separation and mutual release agreement, Mr. Lee received a severance payment of $184,166.66 on October 7, 2001 and will receive a monthly payment of $12,000 for eight months, commencing February 1, 2002 in consideration of providing marketing liaison services to BioSante during this time.

Change in Control Arrangements

        Under our Amended and Restated 1998 Stock Option Plan, options granted under that plan will become fully exercisable following certain changes in control of our company, such as:

  •
  the sale, lease, exchange or other transfer of all or substantially all of the assets of our company to a corporation that is not controlled by us;

  •
  the approval by our stockholders of any plan or proposal for the liquidation or dissolution of our company;

  •
  certain merger or business combination transactions;

  •
  more than 50% of our outstanding voting shares are acquired by any person or group of persons who did not own any shares of common stock on the effective date of the plan; and

  •
  certain changes in the composition of our Board of Directors.

RELATED PARTY RELATIONSHIPS AND TRANSACTIONS

Director Relationships

        Messrs. Morgenstern, Holubow and Mangano were elected to our Board of Directors in July 1999 as representatives of the lead investors in our May 1999 private placement. Neither Mr. Morgenstern, Mr. Holubow nor Mr. Mangano has entered into any voting agreements with the lead investors nor does Mr. Morgenstern, Mr. Holubow or Mr. Mangano otherwise have any control over the voting of shares held by the lead investors.

        Ms. Ho and Mr. Kjaer were elected to our Board of Directors as representatives of several investors located in Hong Kong. Neither Ms. Ho nor Mr. Kjaer has entered into any voting agreements with these Hong Kong investors nor does Ms. Ho or Mr. Kjaer otherwise have any control over the voting of shares held by these investors.

April 2001 Private Placement

        In connection with our April 2001 private placement, we sold an aggregate of 9,250,000 shares of our common stock and warrants to purchase an aggregate of 4,625,000 shares of our common stock for $0.40 per unit, each unit consisting of one share of common stock and a warrant to purchase 0.50 shares of our common stock, for an aggregate purchase price of $3,700,000, to accredited investors, including certain existing stockholders, directors and officers. Stephen M. Simes purchased 125,000 shares of common stock and a warrant to purchase 62,500 shares of common stock, Phillip B. Donenberg purchased 12,500 shares of common stock and a warrant to purchase 6,250 shares of common stock, Leah M. Lehman, Ph.D. purchased 375,000 shares of common stock and a warrant to purchase 187,500 shares of common stock, Steven J. Bell, Ph.D. purchase 3,750 shares of common stock and a warrant to purchase 1,875 shares of common stock, Victor Morgenstern, including an affiliated Trust and his wife, purchased an aggregate of 750,000 shares of common stock and warrants to purchase an aggregate of 375,000 shares of common stock and Fred Holubow purchased 125,000 shares of common stock and a warrant to purchase 62,500 shares of common stock. Ross Mangano, as advisor and trustee, has sole dispositive power over 2,250,001 shares of common stock and warrants to purchase an aggregate of 1,124,999 shares purchased in the April 2001 private placement.

Other Agreements with Affiliates

        In January 2001, we entered into a consulting agreement with Scientific Research Development Corporation, a company owned and operated by Ronald B. McCright, the husband of Leah M. Lehman, Ph.D., an executive officer of BioSante. Under the agreement, Scientific Research Development Corporation provides us with database and statistical programming, database management, medical writing and project management services. In consideration for such services, we paid Scientific Research Development Corporation an aggregate of approximately $60,000 during the fiscal year ended December 31, 2001. This agreement expires on December 31, 2002.

        In July 2001, Avi Ben-Abraham, M.D., a director of BioSante, and BioSante entered into a settlement agreement with a stockholder of BioSante in connection with certain claims and disputes among the stockholder, Dr. Ben-Abraham and BioSante arising out of actions of Dr. Ben-Abraham during 1996. In exchange for a release of all claims, suits, damages and judgments among the stockholder, BioSante and Dr. Ben-Abraham, Dr. Ben-Abraham transferred 500,000 shares of his BioSante common stock to the stockholder.

PROPOSAL TO AMEND OUR AMENDED AND RESTATED 1998 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE

(Proposal 2)

Proposed Amendment

        On December 8, 1998, the Board of Directors adopted our Amended and Restated 1998 Stock Option Plan, and on July 13, 1999 our stockholders approved the option plan. This option plan provides for the grant to employees, officers, directors, consultants and independent contractors of our company of options to purchase shares of common stock that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, as well as non-statutory options that do not qualify as incentive stock options. This plan is administered by the Compensation Committee of the Board of Directors, which determines the persons who are to receive options, as well as the type, terms and number of shares subject to each option.

        On January 14, 2002, the Board of Directors amended the option plan, subject to stockholder approval, to increase the number of shares of common stock reserved for issuance under the option plan by 1,500,000 shares, from 8,500,000 shares to 10,000,000 shares. You are being asked to approve this amendment at the Annual Meeting.

Purpose of the Amendment

        Providing stock option grants under our option plan is an important element in our overall success. In general, the Board of Directors believes that equity-based incentives align the interests of our management and employees with those of our stockholders. In addition, providing stock option grants under the option plan is an important strategy for attracting and retaining the type of high-quality executives, employees and advisors the Board of Directors believes is necessary for the achievement of our goals.

        Given the intense competition for such personnel, the Board of Directors believes that its ability to offer competitive compensation packages, including those with equity-based incentive components, such as stock options, is particularly important in attracting and retaining qualified candidates.

Summary of the Amended and Restated 1998 Stock Option Plan

        A general description of the material terms of our option plan, as proposed to be amended, is set forth below. Unless otherwise indicated, the following summary of the material provisions of the plan assumes the approval of the proposed amendment increasing the number of shares of common stock reserved for issuance. This summary is qualified in its entirety by reference to the actual text of the option plan, a copy of which you may obtain from us at the address set forth at the beginning of this proxy statement.

        Purpose of the Plan.    The option plan's purpose is to advance our interests and the interests of our stockholders by enabling us to attract and retain talented persons by providing an incentive to these individuals through equity participation in BioSante and also rewarding individuals who contribute to the achievement of our economic objectives.

        Eligible Participants.    All employees of BioSante and any non-employee directors, consultants and independent contractors of BioSante who, in the judgment of the Compensation Committee, have contributed, are contributing or are expected to contribute to the achievement of our economic objectives are eligible to participate in the option plan. On April 1, 2002, approximately 19 individuals were eligible to receive options under the option plan.

        Participants may be granted one or more options. The options will always be subject to whatever terms and conditions the Compensation Committee determines, provided such terms and conditions are consistent with the option plan. All options are deemed granted as of the date specified in the Compensation Committee's resolution, which will be the date of the participant's option agreement.

        Administration.    The Compensation Committee of the Board of Directors administers the option plan. The Compensation Committee has the authority to determine all terms and conditions of options as long as they are consistent with the terms of the option plan. The Compensation Committee also has the authority to amend or modify the terms of any outstanding options in any manner. Any amendment or modification, however, must be permitted by the option plan and may not adversely affect any participant's rights without his or her consent. Each determination, interpretation or other action of the Compensation Committee will be conclusive and binding for all purposes on all persons.

        Stock Subject to the Option Plan.    The amendment to the option plan proposed would increase the number of shares of common stock specifically reserved for issuance under the option plan from 8,500,000 to 10,000,000 shares.

        As of April 1, 2002, no shares of common stock had been issued upon the exercise of options granted under the option plan, and options to purchase 7,762,657 shares of common stock were outstanding. Accordingly, 737,343 shares remained available for future grant under the option plan as of that date. Assuming approval of an increase of 1,500,000 shares to the option plan, 2,237,347 shares would be available for future grants.

        The following points describe how our Compensation Committee determines the number of shares of common stock available for issuance under our option plan at any point in time.

  •
  Outstanding options—reduces the maximum number of shares available for issuance.

  •
  Shares issued upon exercise of outstanding options—reduces the maximum number of shares available for issuance.

  •
  Option terminates unexercised or unvested—shares become available again for issuance.

  •
  We pay for the options, in cash, not common stock—shares become available again for issuance.

        In the event of any reorganization, merger, recapitalization, stock dividend, stock split or similar change in our corporate structure or our shares, appropriate adjustments will be made to the number and kind of shares reserved under the plan and under outstanding options and to the exercise price of outstanding options.

        Options.    An option provides the optionee with the opportunity to purchase a specified number of shares of common stock at a predetermined price for a specific period of time. Incentive options must be granted with an exercise price equal to at least the fair market value of the common stock on the date of grant. Non-qualified options must be granted with an exercise price equal to at least 85% of the fair market value of the common stock on the date of grant. For purposes of the plan, the fair market value of the common stock is the closing price as reported by the Over-the-Counter Bulletin Board. On April 1, 2002, the closing sale price of a share of our common stock on the OTC Bulletin Board was $0.51.

        Options will become exercisable at such times and in such installments as may be determined by the Compensation Committee, provided that options may not be exercisable after 10 years from their date of grant.

        The exercise price of options must be paid in cash, except that the Compensation Committee may allow payment to be made (in whole or in part) by tender of a "broker exercise notice" (pursuant to which the broker or dealer is instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to us), a promissory note, a transfer of shares of common stock (either previously owned by the participant or previously acquired upon a partial stock option exercise) and owned for over six months, or by a combination of such methods. The aggregate fair market value of shares of common stock with respect to which incentive stock options may become exercisable for the first time by a participant in any calendar year may not exceed $100,000. Any incentive options in excess of this amount will be treated as non-statutory options.

        Effect of Change in Control.    We refer you to "Executive Compensation and Other Benefits—Change in Control Arrangements" for discussion regarding the effects of a "change in control" on options granted under the option plan.

        Effect of Termination of Employment on Service.    If a participant's employment or other service with BioSante terminates by reason of death or disability, all outstanding options will remain exercisable to the extent then exercisable for a period of six months after termination, but in no event after their original expiration date. If a participant's employment or other service with BioSante is terminated by reason of retirement, all outstanding options will remain exercisable to the extent then exercisable for a period of three months after termination, but in no event after their original expiration date.

        If a participant's employment or other service with us is terminated for any other reason, other than for cause, all outstanding options will remain exercisable to the extent then exercisable for a period of three months after termination.

        If a participant's employment or other service with us is terminated for cause, all outstanding options will immediately terminate without notice.

        The Board of Directors may, in our discretion, modify these post-termination provisions, provided that no option may remain exercisable beyond its expiration date.

        Amendment of Option Plan.    The Board of Directors may suspend or terminate the option plan or any portion thereof at any time, and may amend the option plan from time to time to conform the plan to any change in applicable laws or regulations or in any other respect the Board of Directors may deem to be in the best interests of BioSante.

        The Board of Directors may not, however, make an amendment to the option plan without stockholder approval if stockholder approval is required under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, Section 422 of the Internal Revenue Code or the rules of any exchange, Nasdaq or similar regulatory body, if applicable at that time to BioSante. Furthermore, the Board of Directors cannot make any modification to the option plan that would adversely affect outstanding options without the consent of the affected participants.

        Termination.    The option plan will terminate at midnight on December 8, 2008, unless terminated earlier by the Board of Directors. No options may be granted after such termination. Options outstanding upon termination of the option plan may continue to be exercised according to their terms.

Federal Income Tax Consequences

        The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include foreign, state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to directors, executive officers or greater than 10% stockholders of BioSante or to any individual participant who receives an option under the option plan.

        Incentive Stock Options.    There will not be any federal income tax consequences to either the participant or BioSante as a result of the grant to an employee of an incentive stock option under the option plan. The exercise by a participant of an incentive stock option also will not result in any federal income tax consequences to BioSante or the participant, except that:

  •
  an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive stock option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant's alternative minimum taxable income for purposes of the alternative minimum tax, and

  •
  the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments, as discussed below.

        Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.

        When a participant disposes of shares acquired upon exercise of an incentive stock option, the federal income tax consequences will depend upon how long the participant held those shares. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the participant exercised the incentive stock option, then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between:

  •
  the amount the participant realized on disposition of the shares, and

  •
  the option price at which the participant acquired the shares.

        We are not entitled to any compensation expense deduction under these circumstances.

        If the participant does not satisfy both of the above holding period requirements, then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of the fair market value of the shares at the time of exercise of the incentive stock option, or the amount realized on the disposition of the shares exceeds the option price for the shares.

        We will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

        Non-Statutory Stock Options.    Neither the participant nor BioSante incurs any federal income tax consequences as a result of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between:

  •
  the fair market value of the shares purchased, determined on the date of exercise, and

  •
  the consideration paid for the shares.

        The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.

        At the time of a subsequent sale or disposition of any shares of common stock obtained upon exercise of a non-statutory stock option, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of exercise.

        In general, we will be entitled to a compensation expense deduction in connection with the exercise of a non-statutory stock option for any amounts includable in the taxable income of the participant as ordinary income, provided we comply with any applicable withholding requirements.

        Excise Tax on Parachute Payments.    The Internal Revenue Code also imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Internal Revenue Code and denies tax deductibility to us on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders or highly compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of options or the vesting of restricted stock awards upon a change in control of BioSante may constitute parachute payments, and in certain cases, "excess parachute payments."

        Section 162(m).    Under Section 162(m) of the Internal Revenue Code, the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of a publicly held corporation is limited to $1,000,000. Compensation for this purpose generally includes any items of compensation expense described above in connection with incentive awards under the option plan. However, certain types of compensation are excepted from this limit, including compensation that qualifies as "performance-based compensation." Under Section 162(m), any compensation expense resulting from the exercise of options under the option plan with exercise prices equal to (or greater than) the fair market value of the common stock on the date of grant should qualify as "performance-based compensation" excepted from the limit of Section 162(m). However, compensation expense in connection with any other incentive awards under the option plan will be subject to this limit.

Options Under the Option Plan

        The table below summarizes outstanding options under our option plan as of April 1, 2002 held by the persons or groups listed below. The options granted in fiscal year 2001 to the Named Executive Officers are also disclosed in the Summary of Compensation Table on page 11 and the option grants in Last Fiscal Year on page 12. Options granted in the future under the plan are within the discretion of the Compensation Committee and therefore cannot be ascertained at this time.

New Plan Benefits
Amended and Restated 1998 Stock Option Plan

Name and Position	Number of Shares Underlying Options
Stephen M. Simes	3,570,313
Phillip B. Donenberg	1,077,344
Leah M. Lehman, Ph.D.	900,000
Steven J. Bell, Ph.D.	500,000

Executive Group	6,047,657
Non-Executive Director Group	925,000
Non-Executive Employee Group	790,000

Total	7,762,657

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table summarizes securities authorized for issuance under our equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	7,762,657	$0.39	737,343
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	7,762,657	$0.39	737,343

        Our only equity compensation plan is the BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan, which has been approved by BioSante's stockholders. We do not have any other equity compensation plans.

Vote Required

        The affirmative vote of the holders of a majority of the shares of our common stock and class C special stock, present in person or by proxy on this matter at the Annual Meeting, voting together as a single class, is necessary for approval of the amendment to our option plan to increase the number of shares of common stock reserved for issuance by 1,500,000 shares, from 8,500,000 shares to 10,000,000 shares.

Board Recommendation

        The Board of Directors recommends that you vote FOR approval of the amendment to our option plan to increase the number of shares of common stock reserved for issuance by 1,500,000, from 8,500,000 shares to 10,000,000 shares.

PROPOSAL TO EFFECT A REVERSE STOCK SPLIT OF
OUR COMMON STOCK AND OUR CLASS C SPECIAL STOCK

(Proposal 3)

Proposed Reverse Stock Split

        On April 16, 2002, BioSante's Board of Directors adopted a resolution approving and recommending to our stockholders for their approval a proposal to amend Article IV of our Amended and Restated Certificate of Incorporation to authorize a reverse split of the issued and outstanding shares of our common stock and our class C special stock, at a ratio, to be established by the Board of Directors in its sole discretion, not to exceed one-for-ten. The form of the proposed Certificate of Amendment is attached to this proxy statement as Exhibit A. The amendment would effect the reverse stock split by reducing the number of issued and outstanding shares of our common stock and our class C special stock by the ratio to be determined by the Board of Directors. Although the amendment would reduce proportionately the number of authorized shares of our class C special stock, it would not change the number of authorized shares of our common stock or change the par value of our common stock or our class C special stock.

        To avoid the existence of fractional shares, any fractional share created as a result of the reverse stock split will be purchased, or cashed-out, by BioSante. Therefore, any stockholder who holds fewer than the number of shares equal to the number used in the split ratio (i.e., ten shares, if the split ratio is one-for-ten) will have his or her shares converted into less than one share in the reverse stock split and will receive a cash payment from BioSante equal to the fair value of the fractional share. We refer to such a stockholder in this proxy statement as a "cashed-out stockholder." Any stockholder who is not a cashed-out stockholder but holds a number of shares not evenly divisible by the number used in the split ratio will also receive a cash payment from BioSante equal to the fair value of the fractional share created. We refer to such a stockholder in this proxy statement as a "partially cashed-out stockholder." Any cash payment paid by BioSante in the reverse stock split will be based on the closing sale price of our common stock on the Over-the-Counter Bulletin Board, or OTC Bulletin Board, on the effective date of the reverse stock split.

        Approval of the proposed amendment to our Amended and Restated Certificate of Incorporation to effect the reverse stock split requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock and a majority of the outstanding shares of our class C special stock as of the record date, voting as separate classes. By voting to approve the proposed amendment, our stockholders will be authorizing the Board of Directors, without further stockholder approval, to determine the ratio of the reverse stock split so long as the ratio does not exceed one-for-ten. In connection with any determination to effect a reverse stock split, the Board of Directors will select the reverse stock split ratio that it believes will result in the greatest marketability of our common stock based on prevailing market conditions and the highest likelihood of obtaining a stock exchange listing for our common stock. No further action on the part of our stockholders will be required for the Board to select the reverse stock split ratio or to either effect or abandon the reverse stock split. If no reverse stock split is effected by the first anniversary of the Annual Meeting approving the reverse stock split, the Board of Directors' authority to effect the reverse stock split will terminate. In addition, by voting to approve the proposed amendment, our stockholders will be authorizing our officers to make immaterial changes to the proposed amendment as our officers executing the amendment may deem appropriate.

Purpose of the Reverse Stock Split

        There are several reasons why the Board of Directors recommends that our stockholders approve the reverse stock split, including the following:

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  To improve the marketability and liquidity of our common stock;

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  To increase the per share market price of our common stock and consequently the likelihood of obtaining a stock exchange listing for our common stock;

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  To eliminate the administrative burden associated with our smallest stockholders;

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  To provide a cost effective method for our smallest stockholders to dispose of their shares; and

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  To align our capital structure with those of comparable companies.

Improve Marketability and Liquidity of Our Common Stock

        We believe that a higher price per share of our common stock could improve the marketability and liquidity of our common stock and that the listing of our common stock on a stock exchange will increase liquidity of our common stock and may potentially minimize the spread between the "bid" and "asked" prices of our common stock quoted by market makers. We believe that the current per share price level of our common stock has reduced the effective marketability of our common stock because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. Some investors view low-priced stock as speculative and unattractive. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stock. Such policies and practices pertain to the payment of brokers' commissions and to the time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint.

        The federal "penny stock" rules also adversely affect the marketability of low-priced stocks, including our common stock. Federal regulations under the Securities Exchange Act of 1934, as amended, regulate the trading of so-called "penny stocks," which are generally defined as any security not listed on a national securities exchange or Nasdaq, priced at less than $5.00 per share and offered by an issuer with limited net tangible assets and revenues. Since our common stock currently trades on the OTC Bulletin Board at less than $5.00 per share, our common stock is a "penny stock" and may not be traded unless a disclosure schedule explaining the penny stock market and the risks associated therewith is delivered to a potential purchaser prior to any trade.

        Because brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current per share price of our common stock results in individual stockholders paying transaction costs (commission, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the per share price of our common stock was substantially higher. This factor may also limit the willingness of institutions to purchase our common stock at its current market price.

        Although any increase in the market price of our common stock resulting from the reverse stock split may be proportionately less than the decrease in the number of shares outstanding, the proposed reverse stock split could result in a market price that would be high enough for the shares of our common stock to overcome the reluctance, policies and practices of brokerage firms and investors referred to above, to avoid "penny stock" regulation and to diminish the adverse impact of correspondingly higher trading commissions for the shares. No assurance can be provided, however, that our common stock will trade at a higher price or that we will be successful in improving the marketability and liquidity of our common stock after the reverse stock split.

Increase Market Price of Our Common Stock and Consequently the Likelihood of Obtaining a Stock Exchange Listing for Our Common Stock

        The proposal to approve the reverse stock split is intended to assist us in listing our common stock on a stock exchange. This may be achieved by combining the outstanding shares of our common stock so that the outstanding shares of our common stock after giving effect to the reverse stock split trade at a higher price per share than the outstanding shares of our common stock before giving effect to the reverse stock split. BioSante's Board of Directors believes that listing our common stock on a stock exchange is in the best interests of BioSante and our stockholders. We believe that a stock exchange listing of our common stock may enhance our access to capital and increase our flexibility in responding to anticipated capital requirements. We believe that current and prospective investors will view an investment in BioSante more favorably if shares of our common stock are listed on a stock exchange; and therefore, we believe that we will be able to attract more individual and institutional investors who otherwise would not buy any of our shares. No assurance can be provided, however, that our common stock will trade at a higher price or that we will be successful in meeting all the requirements in order to list our common stock on a stock exchange after the reverse stock split.

Eliminate Administrative Burden Associated with Our Smallest Stockholders

        As of April 1, 2002, approximately 909 record holders of our common stock, or approximately 56% of the total number of record holders of our common stock, owned fewer than ten shares. In addition, these stockholders owned in the aggregate 4,216 shares of our common stock, representing less than 0.007% of our total shares of common stock outstanding. Based on the closing sale price of a share of our common stock on the OTC Bulletin Board on April 1, 2002 of approximately $0.51, ownership of ten shares of our common stock would have a market value of approximately $5.10.

        Accordingly, our cost of maintaining many small accounts is disproportionately high when compared with the total number of shares involved. The following table shows the number of record holders of our common stock holding fewer than ten, nine, eight, seven, six, five, four, three or two shares, and the number of outstanding shares of common stock held by these record holders:

Reverse Stock Split Ratio	Number of Record Holders	Number of Outstanding Shares of Common Stock Held by Such Record Holders
Fewer than ten shares	909	4,216
Fewer than nine shares	835	3,550
Fewer than eight shares	835	3,550
Fewer than seven shares	822	3,459
Fewer than six shares	477	1,389
Fewer than five shares	466	1,334
Fewer than four shares	398	1,062
Fewer than three shares	74	90
Fewer than two shares	58	58

        In view of the disproportionate cost to us of maintaining small stockholder accounts, we believe that it would be beneficial to the company and our stockholders as a whole to eliminate the administrative burden and cost associated with our smallest stockholders.

Provide Cost Effective Method for Our Smallest Stockholders to Dispose of Their Shares

        The reverse stock split will also enable the cashed-out stockholders to dispose of their investment at market value and, in effect, avoid brokerage fees on the transaction. Stockholders owning a small number of our shares would, if they chose to sell their shares otherwise, likely incur brokerage fees disproportionately high relative to the market value of their shares. In some cases, these stockholders might encounter difficulty in finding a broker willing to handle such small transactions.

No Assurance that Anticipated Effects of the Reverse Stock Split Will Occur

        For all the above reasons, the Board of Directors believes that the reverse stock split is advisable and in the best interests of BioSante and our stockholders. There can be no assurance, however, that the reverse stock split would have the desired consequences. Specifically, there can be no assurance that the foregoing effects would occur following the reverse stock split, that our common stock would be accepted for listing on a stock exchange, that the market price of our common stock immediately after implementation of the proposed reverse stock split would be maintained for any period of time, or that, assuming the maximum ratio of a one-for-ten stock split, such market price would approximate ten times the market price before the proposed reverse stock split.

Effects of the Reverse Stock Split on BioSante's Stockholders

        The reverse stock split will affect stockholders holding fewer than the number of shares equal to the number used in the split ratio (e.g., ten shares, if the split ratio is one-for-ten) differently than stockholders holding a number of shares equal to or exceeding the number used in the split ratio.

Stockholders Holding Fewer than the Number of Shares Equal to the Number Used in the Split Ratio

        If the reverse stock split is approved by our stockholders and completed and you are a "cashed-out stockholder", that is, a stockholder holding fewer than the number of shares equal to the number used in the split ratio (e.g., ten shares, if the split ratio is one-for-ten) immediately prior to the reverse stock split:

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  You will not receive a fractional share of BioSante common stock or class C special stock, as the case may be, as a result of the reverse stock split.

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  Instead of receiving a fractional share of BioSante common stock or class C special stock, as the case may be, you will receive cash equal to the purchase price of your affected shares. See the section entitled "Determination of Purchase Price" below for an explanation of how we will determine this price.

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  After the reverse stock split, you will have no further interest in BioSante with respect to your cashed-out shares. These shares will no longer entitle you to the right to vote as a stockholder or share in BioSante's assets, earnings, or profits, if any. In other words, you will no longer hold your cashed-out shares, you will just have the right to receive cash for these shares.

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  You will not have to pay any brokerage commissions or service charges in connection with the reverse stock split or the purchase by BioSante of your cashed out shares.

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  As soon as practicable after the effective date, you will receive cash for the BioSante stock you held immediately prior to the reverse stock split in accordance with the procedures described below.

        If you are a "cashed-out stockholder" with a stock certificate representing your cashed-out shares:

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  You will receive a transmittal letter from BioSante as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) to BioSante's exchange and transfer agent, Computershare Trust Company of Canada, for your cash payment. You will not receive your cash payment until you surrender your outstanding certificate(s) to Computershare Trust Company of Canada, together with a completed and executed copy of the letter of transmittal. Please do not send your certificate(s) until you receive your letter of transmittal. For further information, please see "Stock Certificates" below.

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  All amounts owed to you will be subject to applicable federal income tax and state abandoned property laws.

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  You will not receive any interest on cash payments owed to you as a result of the reverse stock split.

        If you want to continue to hold BioSante common stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is complete by the effective date of the reverse stock split:

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  purchase a sufficient number of shares of BioSante common stock on the open market and have them registered in your name so that you hold at least ten shares in your account immediately prior to the reverse stock split; or

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  if applicable, consolidate your accounts so that you hold at least ten shares of BioSante common stock in one account immediately prior to the reverse stock split.

Stockholders Holding a Number of Shares Equal to At Least the Number Used in the Split Ratio

        If the reverse stock split is approved by our stockholders and completed and you hold a number of shares equal to at least the number used in the split ratio, we will convert your shares into a lesser number of shares equal to the number of shares you hold immediately prior to the reverse stock split, multiplied by a fraction equal to one divided by the number used in the reverse split ratio. For example, if the reverse split ratio is one-for-ten, the result of the reverse stock split will be for every ten shares you hold prior to the reverse stock split, you will hold one share after the reverse stock split.

        Instead of receiving any fractional share of BioSante common stock or class C special stock, as the case may be, existing after the reverse stock split, you will receive cash equal to the purchase price of your affected shares. See the section entitled "Determination of Purchase Price" below for an explanation of how we will determine this price. You will not receive any interest in cash payments owed to you as a result of any fractional shares created in the reverse stock split.

        Following the reverse stock split, existing stock certificates cannot be used for either transfers or deliveries of our common stock or our class C special stock. You will receive a transmittal letter from us as soon as practicable after the effective date, which will contain instructions on how to surrender your old certificates to our transfer agent, Computershare Trust Company of Canada, and receive new certificates. You will not receive your new certificates until you surrender your outstanding certificates to our transfer agent, together with a completed and executed transmittal letter.

        If approved and implemented, the reverse stock split would result in some stockholders owning "odd-lots" of less than 100 shares of our common stock. Odd-lot shares may be more difficult to sell and brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares. The Board of Directors believes, however, that these risks are outweighed by the benefits of the reverse stock split discussed above under the heading "Purpose of the Reverse Stock Split."

Determination of Purchase Price

        We will value each outstanding share of our common stock held at the close of business on the effective date of the reverse stock split at the closing sale price of a share of our common stock on the OTC Bulletin Board on the effective date, without interest. We will refer to this per-share price as the "common stock purchase price."

        We will value each outstanding share of our class C special stock held at the close of business on the effective date at the common stock purchase price minus $0.25. We will refer to this per-share price as the "class C special stock purchase price."

        Each cashed-out stockholder will receive cash in the amount of the common stock purchase price or class C special stock purchase price, as the case may be, multiplied by the number of shares of our common stock or our class C special stock, as the case may be, held immediately prior to the reverse stock split. Each partially cashed-out stockholder will receive cash in the amount of the common stock purchase price or class C special stock purchase price, as the case may be, multiplied by the fractional share created as a result of the reverse stock split. All amounts payable to these stockholders will be subject to applicable federal income tax and state abandoned property laws. No brokerage commissions or service charges will be payable by these stockholders in connection with the reverse stock split. Moreover, we will pay no interest on cash sums due any stockholder pursuant to the reverse stock split.

Hypothetical Scenarios Illustrating the Effects of the Reverse Stock Split on BioSante's Stockholders

        The following table summarizes the effects of the reverse stock split on hypothetical BioSante stockholders, assuming a reverse stock split of one-for-ten.

Hypothetical Scenario	Result
Andy is a stockholder who holds five shares of BioSante common stock on the effective date of the reverse stock split. At that time, assume the common stock purchase price of one share of BioSante common stock is $0.50 (see "Determination of Purchase Price" above).	Instead of receiving a fractional share (0.5 of a share) of BioSante common stock after the reverse stock split, Andy's five shares will be converted into the right to receive cash. Assuming the common stock purchase price is $0.50 per share, Andy will receive $2.50 ($0.50 times five shares).

Note: If Andy wants to continue his investment in BioSante, he can buy at least five more shares of BioSante common stock and hold it in his record account. Andy would have to act far enough in advance of the effective date so that the purchase is complete by the close of business on that date.

Mary has two record accounts. On the effective date of the reverse stock split, she holds five shares of BioSante common stock in one account and five shares of BioSante common stock in the other. All of her shares are registered in her name only.
Mary will receive cash payments equal to the common stock purchase price of her shares of BioSante common stock in each record account instead of receiving fractional shares. Assuming the common stock purchase price is $0.50 per share, Mary would receive two checks totaling $5.00 (five times $0.50 = $2.50, multiplied by two).

Note: If Mary wants to continue her investment in BioSante, she can consolidate/transfer her two record accounts prior to the effective date of the reverse stock split. In that case, her holdings will not be cashed out in connection with the reverse stock split because she will hold at least ten shares in one record account. She would have to act far enough in advance of the effective date of the reverse stock split so that the consolidation is complete by the close of business on such date.
Oliver holds 100 shares of BioSante common stock in his record account as of the effective date.	After the reverse stock split, Oliver will hold 10 shares of BioSante common stock.

Effects of the Reverse Stock Split on BioSante

        The reverse stock split, if approved by our stockholders and completed, will result in a number of effects on BioSante, including the following:

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  reduce the number of stockholders by eliminating all stockholders holding fewer than the number of shares equal to the number used in the split ratio (i.e., ten shares, if the split ratio is one-for-ten);

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  reduce the number of issued and outstanding shares of our common stock and our class C special stock;

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  require the outlay of BioSante funds to cash out fractional shares created as a result of the reverse stock split;

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  decrease the number of shares of BioSante common stock issuable upon exercise of options or warrants to purchase BioSante common stock and increase the exercise price of such options and warrants;

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  increase the likelihood that BioSante common stock will obtain a listing on a stock exchange; and

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  increase the number of authorized but unissued shares of our common stock.

Number of Holders of BioSante Common Stock

        Following the reverse stock split, the number of holders of BioSante common stock would be reduced. The amount of the reduction would depend upon the split ratio used. Based on our best estimates, if the reverse stock split had taken place on April 1, 2002, the number of registered holders of our common stock would have been reduced depending upon the split ratio used as shown in the table below:

Reverse Stock Split Ratio	Number of Registered Holders of Common Stock After the Reverse Stock Split
No reverse stock split	1,622
Reverse stock split of one-for-two	1,564
Reverse stock split of one-for-three	1,548
Reverse stock split of one-for-four	1,224
Reverse stock split of one-for-five	1,156
Reverse stock split of one-for-six	1,145
Reverse stock split of one-for-seven	800
Reverse stock split of one-for-eight	787
Reverse stock split of one-for-nine	787
Reverse stock split of one-for-ten	713

        Since all of the holders of our class C special stock hold more than ten shares, the number of holders of our class C special stock would not be reduced as a result of the reverse stock split.

Number of Issued and Outstanding Shares of Common Stock and Class C Special Stock

        As of April 1, 2002, there were 63,218,798 shares of our common stock issued and outstanding and 4,666,024 shares of our class C special stock issued and outstanding. As a result of the reverse stock split, the number of shares of our common stock and our class C special stock issued and outstanding would be reduced depending upon the split ratio used. Based on our best estimates, if the reverse stock split had taken place on April 1, 2002, the number of issued and outstanding shares of our common stock and class C special stock would be reduced depending upon the split ratio used as shown in the table below:

Reverse Stock Split Ratio	Number of Outstanding Shares of Common Stock After the Reverse Stock Split	Number of Outstanding Shares of Class C Special Stock After the Reverse Stock Split
No reverse stock split	63,218,798	4,666,024
Reverse stock split of one-for-two	31,609,370	2,333,012
Reverse stock split of one-for-three	21,072,903	1,555,341
Reverse stock split of one-for-four	15,804,434	1,166,506
Reverse stock split of one-for-five	12,643,493	933,204
Reverse stock split of one-for-six	10,536,235	777,670
Reverse stock split of one-for-seven	9,030,763	666,574
Reverse stock split of one-for-eight	7,901,906	583,253
Reverse stock split of one-for-nine	7,023,916	518,447
Reverse stock split of one-for-ten	6,321,458	466,602

        As a consequence, the aggregate par value of our common stock and our class C special stock would also be reduced. Stockholders' equity will be reduced by the amount of cash paid out to fractional stockholders who own less than ten shares. All of our share and per share information would be retroactively adjusted following the effective date to reflect the reverse stock split for all periods presented in future filings.

Amount of Cash to Be Paid By BioSante in Cashing Out Fractional Shares

        The total cash to be paid by BioSante in cashing out fractional shares created in the reverse stock split is unknown. If the reverse stock split had been completed on April 1, 2002, when the closing sale price of our common stock on the OTC Bulletin Board was $0.51, then the cash payments that would have been issued to cashed-out and partially cashed-out stockholders instead of fractional shares would have been equal to $0.51 multiplied by the number of pre-split shares purchased by BioSante. The actual amount will depend on the number of cashed-out and partially cash-out stockholders in the reverse stock split on the effective date of the reverse stock split, which will vary from the number estimated based on the April 1, 2002 date and the closing sale price of our common stock on the OTC Bulletin Board on the effective date of the reverse stock split.

Options, Benefit Plans, Warrants and Other Securities

        If the reverse stock split is implemented, outstanding and unexercised options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of our common stock would be automatically converted into an economically equivalent option, warrant or other security to purchase shares of our common stock by decreasing the number of shares underlying the option, warrant, or other security and increasing the exercise price appropriately. For example, if the reverse stock split was one-for-ten, an option, warrant or other security to purchase 160 shares of our common stock at an exercise price of $1.00 per share would become an option, warrant, or other security to purchase 16 shares of our common stock at an exercise price of $10.00 per share. In addition, the number of shares of our common stock that remain available for issuance under our benefit plans would be reduced accordingly. We do not have any outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of our class C special stock. As a result of the reverse stock split, the conversion price of our class C special stock into our common stock will increase to $2.50, assuming the split ratio is one-for-ten.

Rights and Preferences of Shares of BioSante Stock

        With the exception of the number of shares issued and outstanding and the conversion price of our class C special stock as described above, the rights and preferences of outstanding shares of our common stock and our class C special stock prior and subsequent to the reverse stock split would remain the same. Holders of our common stock and our class C special stock would continue to have no preemptive rights. Following the reverse stock split, each full share of our common stock and our class C special stock resulting from the reverse stock split would entitle the holder thereof to one vote per share and would otherwise be identical to the shares of our common stock and class C special stock outstanding immediately prior to the reverse stock split.

Increase Likelihood that BioSante Common Stock Will Obtain Listing on a Stock Exchange

        As discussed above under the heading "Purpose of the Reverse Stock Split," one of the reasons for effecting the reverse stock split is to assist us in obtaining a listing for our common stock on a stock exchange. This may be achieved by combining the outstanding shares of our common stock so that the outstanding shares of our common stock after giving effect to the reverse stock split trade at a higher price per share than the outstanding shares of our common stock before giving effect to the reverse stock split. One of the requirements to list our common stock on the American Stock Exchange is that our common stock must have a minimum bid price of at least $3.00 per share. One of the requirements to include our common stock on the Nasdaq SmallCap Market is that our common stock must have a minimum bid price of at least $4.00. No assurance can be provided, however, that our common stock will trade at a higher price or that we will be successful in meeting all the requirements in order to list our common stock on a stock exchange after the reverse stock split.

Registration of BioSante Common Stock under the Securities Exchange Act of 1934

        Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. The reverse stock split would not affect the registration of our common stock under the Exchange Act.

Increase of Shares of Common Stock Available for Future Issuance

        We are currently authorized to issue a maximum of 100,000,000 shares of common stock and 4,687,684 shares of class C special stock. As of April 1, 2002, there were 63,218,798 shares of our common stock issued and outstanding and 4,666,024 shares of our class C special stock issued and outstanding. We do not have any shares held in our treasury. As a result of the reverse stock split, there would be a reduction in the number of shares of our common stock and our class C special stock issued and outstanding. As part of the amendment to effect the reverse stock split, we will amend the number of shares of class C special stock we are authorized to issue to decrease it proportionately with the reverse stock split ratio. We will not, however, decrease the number of shares of common stock we will be authorized to issue. As a result, the reverse stock split would have the effect of increasing the number of authorized but unissued shares of our common stock. Based on our best estimates, if the reverse stock split had taken place on April 1, 2002, the number of issued and outstanding shares of our common stock would be reduced and the number of authorized but unissued shares of our common stock would be increased, depending upon the split ratio used, as shown in the table below:

Reverse Stock Split Ratio	Number of Authorized But Unissued Shares of Common Stock After the Reverse Stock Split
No reverse stock split	36,781,202
Reverse stock split of one-for-two	68,390,630
Reverse stock split of one-for-three	78,927,097
Reverse stock split of one-for-four	84,195,566
Reverse stock split of one-for-five	87,356,507
Reverse stock split of one-for-six	89,463,765
Reverse stock split of one-for-seven	90,969,237
Reverse stock split of one-for-eight	92,098,094
Reverse stock split of one-for-nine	92,976,084
Reverse stock split of one-for-ten	93,678,542

        The Board of Directors considered reducing the number of shares of authorized common stock in connection with the reverse stock split but determined that the availability of additional shares may be beneficial to BioSante in the future. The availability of additional authorized but unissued shares will allow the Board of Directors to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by our stockholders or the time delay involved in obtaining stockholder approval, except to the extent that approval is otherwise required by applicable law. These additional authorized shares could be used for any proper corporate purpose approved by the Board of Directors including, among others, future financing transactions.

Anti-Takeover Effect of Reverse Stock Split

        Because the reverse stock split would increase the number of shares of our common stock available for issuance, the reverse stock split could be construed as having an anti-takeover effect, since we could use the increased available shares to frustrate persons seeking to effect a takeover or otherwise gain control of BioSante. For example, we could use the additional authorized but unissued shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of our stockholders.

        In addition to the increased number of shares of our common stock that would be available for issuance as a result of the reverse stock split, other provisions of our Amended and Restated Certificate of Incorporation and Bylaws could delay or prevent a merger, tender offer or proxy contest to take control of BioSante. Specifically, our Amended and Restated Certificate of Incorporation and Bylaws contain provisions which:

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  authorize the issuance of "blank check" preferred stock, which is preferred stock that can be created and issued by the Board of Directors without prior stockholder approval, with rights senior to our common stock or our class C special stock;

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  prohibit stockholders to call a special meeting; and

  •
  prohibit cumulative voting for directors.

        Our Bylaws also require advance written notice to us of any stockholder-proposed business or of a stockholder's intention to make a nomination for director at an annual meeting of stockholders. Our Bylaws limit the business that may be conducted at any special meeting of stockholders to business brought by the Board of Directors. Specifically, our Bylaws provide that business may be brought before an annual meeting by a stockholder only if the stockholder provides written notice in proper form to our Secretary not less than 90 or more than 120 days prior to the first anniversary of the date that we first released or mailed our proxy statement to our stockholders in connection with the immediately preceding annual meeting of stockholders, unless the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders. In that case, a stockholder's notice of proposed business must be provided no later than 10 days following the date notice of the annual meeting was mailed or the public announcement of the date was made, whichever is earlier.

Effectiveness of the Reverse Stock Split

        The reverse stock split, if approved by our stockholders, would become effective upon the later of (i) the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation in substantially the form of the amendment attached to this proxy statement as Exhibit A or (ii) such later date as provided in such Amendment. The timing of the filing of the Certificate of Amendment would be determined by BioSante's Board of Directors based upon its evaluation as to when this action would be most advantageous to BioSante and our stockholders, and the Board reserves the right to delay the amendment for up to 12 months following stockholder approval thereof. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split if, at any time prior to the effective time of the amendment, the Board of Directors, in its sole discretion, determines that a reverse stock split of our common stock and class C special stock is no longer advisable and in the best interests of BioSante and its stockholders.

Stock Certificates

        In connection with the reverse stock split, BioSante's common stock will be identified by a new CUSIP number, which will appear on all certificates representing shares of BioSante common stock issued after the effective date. After the effective date, each stock certificate representing shares of our common stock and our class C special stock would be deemed for all corporate purposes to evidence ownership of the reduced number of shares of common stock and class C special stock resulting from the reverse stock split. As soon as practicable after the effective date of the reverse stock split, stockholders would be notified as to the effectiveness of the reverse stock split and instructed as to how and when to surrender their stock certificates. We intend to use Computershare Trust Company of Canada as our exchange agent in effecting the exchange of certificates following the effectiveness of the reverse stock split.

        As described above, all cashed-out and partially cashed-out stockholders in the reverse stock split with share certificates will receive a letter of transmittal after the reverse stock split is completed. These stockholders must complete and sign the letter of transmittal and return it with their stock certificate(s) to our transfer agent before they can receive cash payment for those shares and in the case of partially cashed-out stockholders, a new certificate.

        Please do not send to us your stock certificates now. You should send them to our exchange agent only after you receive a letter of transmittal from our exchange agent. If we decide to effect the reverse stock split, a letter of transmittal will be mailed to you soon after the reverse stock split becomes effective.

Material U.S. Federal Income Tax Consequences

        The following discussion summarizes the material United States federal income tax consequences of the reverse stock split to our stockholders. This discussion is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this proxy statement, all of which are subject to change. This summary does not discuss all aspects of federal income taxation which may be important to you in light of your individual circumstances. Many stockholders (such as financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons) may be subject to special tax rules. Other stockholders may also be subject to special tax rules, including but not limited to stockholders who received BioSante stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that you are a U.S. citizen and have held, and will hold, your shares as capital assets for investment purposes under the Internal Revenue Code of 1986, as amended. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the reverse stock split, in light of your specific circumstances.

Federal Income Tax Consequences to BioSante

        We believe that the reverse stock split will be treated as a tax-free "recapitalization" for federal income tax purposes. This will result in no material federal income tax consequences to BioSante.

Federal Income Tax Consequences to Stockholders Who are Not Cashed Out by the Reverse Stock Split

        If you (1) continue to hold BioSante stock immediately after the reverse stock split, and (2) you receive no cash as a result of the reverse stock split, you will not recognize any gain or loss and you will have the same adjusted tax basis and holding period in your BioSante stock as you had in such stock immediately prior to the reverse stock split.

Federal Income Tax Consequences to Cashed-Out Stockholders Who Exchange All of Their BioSante Stock for Cash as a Result of the Reverse Stock Split

        If you receive cash as a result of the reverse stock split in exchange for all of your BioSante stock, your tax consequences will depend upon whether any person or entity related to you continues to hold BioSante stock immediately after the reverse stock split, as explained below. If you (1) receive cash in exchange for a fractional share as a result of the reverse stock split, (2) you do not continue to hold any BioSante stock immediately after the reverse stock split, and (3) you are not related to any person or entity which holds BioSante stock immediately after the reverse stock split, you will recognize capital gain or loss as a result of the exchange of all of your BioSante stock for cash. The amount of capital gain or loss you recognize will equal the difference between the cash you receive for your cashed-out BioSante stock and your aggregate adjusted tax basis in BioSante stock.

        If you are related to a person or entity who continues to hold BioSante stock immediately after the reverse stock split, you will recognize gain in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (1) is "not essentially equivalent to a dividend," or (2) is a "substantially disproportionate redemption of stock," as described below.

        Not Essentially Equivalent to a Dividend.    You will satisfy the "not essentially equivalent to a dividend" test if the reduction in your proportionate interest in BioSante resulting from the reverse stock split is considered a "meaningful reduction" given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will meet this test.

        Substantially Disproportionate Redemption of Stock.    The receipt of cash in the reverse stock split will be a "substantially disproportionate redemption of stock" for you if the percentage of the outstanding shares of BioSante stock owned by you immediately after the reverse stock split is less than 80% of the percentage of shares of BioSante stock owned by you immediately before the reverse stock split.

        In applying these tests, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. If you have completely terminated your interest in BioSante but you are not able to meet these tests due to attribution of ownership of BioSante stock from a member of your family, it may be possible to obtain a waiver of such family attribution by filing an election under the Internal Revenue Code of 1986, as amended and Treasury Regulations and thereby retain capital gain or loss treatment as described above.

        If the taxable amount is not treated as capital gain under any of the tests, it will be treated first as ordinary dividend income to the extent of your ratable share of BioSante's undistributed earnings and profits either for the current year or on a cumulative basis, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as capital gain. See "Maximum Tax Rates Applicable to Capital Gain" below.

Federal Income Tax Consequences to Stockholders Who Both Receive Cash and Continue to Hold BioSante Stock Immediately After the Reverse Stock Split

        If you both receive cash as a result of the reverse stock split and continue to hold BioSante stock immediately after the reverse stock split, you generally will recognize gain, but not loss, in an amount equal to the lesser of (1) the excess of the sum of aggregate fair market value of your shares of BioSante stock immediately after the reverse stock split plus the cash received over your adjusted tax basis in your shares of BioSante stock immediately prior to the reverse stock split, or (2) the amount of cash received in the reverse stock split. In determining whether you continue to hold stock immediately after the reverse stock split, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. Your aggregate adjusted tax basis in your shares of BioSante stock held immediately after the reverse stock split will be equal to your aggregate adjusted tax basis in your shares of BioSante stock held immediately prior to the reverse stock split, increased by any gain recognized in the reverse stock split, and decreased by the amount of cash received in the reverse stock split.

        Any gain recognized in the reverse stock split will be treated, for federal income tax purposes, as capital gain, provided that your receipt of cash either (1) is "not essentially equivalent to a dividend" with respect to you, or (2) is a "substantially disproportionate redemption of stock" with respect to you, with each such test as described above under "Federal Income Tax Consequences to Cashed-Out Stockholders Who Exchange All of Their BioSante Stock for Cash as a Result of the Reverse Stock Split." In applying these tests, you may possibly take into account sales of shares of BioSante stock that occur substantially contemporaneously with the reverse stock split. If your gain is not treated as capital gain under any of these tests, the gain will be treated as ordinary dividend income to you to the extent of your ratable share of BioSante's undistributed earnings and profits either for the current year or on a cumulative basis, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as capital gain.

Maximum Tax Rates Applicable to Capital Gain

        Net capital gain (i.e., generally, capital gain in excess of capital loss) recognized by an individual upon the sale of a capital asset that has been held for more than 12 months will generally be subject to tax at a rate not to exceed 20%. Capital gain recognized from the sale of a capital asset that has been held for 12 months or less will be subject to tax at ordinary income tax rates. In addition, capital gain recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. A net capital loss (i.e., generally, capital loss in excess of capital gain) of an individual may offset up to $3,000 of ordinary income, in any year, with any balance carried over indefinitely. As explained above, the amounts paid to you as a result of the reverse stock split may result in dividend income, capital gain income, capital loss or some combination thereof depending on your individual circumstances.

        You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the reverse stock split, in light of your specific circumstances.

Appraisal Rights

        No appraisal rights are available under the Delaware General Corporation Law or under our Amended and Restated Certificate of Incorporation or Bylaws to any stockholder who dissents from the proposal to approve the amendment to our Amended and Restated Certificate of Incorporation to effect the reverse stock split.

Recommendation of the Board of Directors

        The Board of Directors believes that it is advisable and in the best interests of BioSante and our stockholders to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock and our class C special stock at a ratio to be established by the Board of Directors in its sole discretion, which ratio will not exceed one-for-ten. The Board of Directors, therefore, recommends a vote FOR the proposal to amend our Amended and Restated Certificate of Incorporation to effect the reverse stock split. The Board of Directors reserves the right to abandon the proposed reverse stock split without further action by our stockholders at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding authorization of the proposed amendment by our stockholders.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

(Proposal 4)

Appointment of Auditors

        The Board of Directors has appointed Deloitte & Touche L.L.P. as our independent auditors for the year ending December 31, 2002. Deloitte & Touche L.L.P. has acted as our independent auditors since January 1, 1999. Prior to that date, Deloitte & Touche, C.A. in Canada acted as our independent auditors since our inception in August 1996.

        Although it is not required to do so, the Board of Directors wishes to submit the selection of Deloitte & Touche L.L.P. to the stockholders for ratification. If you do not ratify the appointment of Deloitte & Touche L.L.P., another firm of independent auditors will be considered by the Board of Directors.

        Representatives of Deloitte & Touche L.L.P. will be present at the Annual Meeting via telephone, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Principal Accounting Fees

        Aggregate audit and quarterly review audit fees of $32,000 were billed to BioSante for the fiscal year ended December 31, 2001 by BioSante's principal accounting firm, Deloitte & Touche L.L.P., the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (collectively, Deloitte).

Financial Information Systems Design and Implementation Fees

        Deloitte did not render any services to us in 2001 with respect to financial information systems design and implementation.

All Other Fees

        Deloitte's fees for all other services rendered to us during 2001 were $15,850, all of which were audit-related fees. These other audit-related services consisted of review of registration statements and issuance of consents. The audit committee has considered whether the provision of these services is compatible with maintaining Deloitte's independence.

Vote Required

        The affirmative vote of the holders of a majority of the shares of our common stock and class C special stock, present in person or by proxy on this matter at the Annual Meeting, voting together as a single class, is necessary for the ratification of Deloitte & Touche L.L.P., as our independent auditors for the year ending December 31, 2002.

Board Recommendation

        The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche L.L.P. as our independent auditors for the year ending December 31, 2002.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file.

        All Section 16 reports under the Securities Exchange Act of 1934, as amended, for our directors, executive officers and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the fiscal year ended December 31, 2001.

Stockholder Proposals For 2003 Annual Meeting

        Stockholder proposals intended to be presented in the proxy materials relating to the next Annual Meeting of Stockholders must be received by us on or before January 10, 2003 and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

        A stockholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement must notify us by March 27, 2003. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by us for the next Annual Meeting will have discretionary authority to vote on the proposal.

Other Business

        Our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting, except those described in this proxy statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on the matters.

Copies of 2001 Annual Report

        We have sent to each of our stockholders a copy of our Annual Report on Form 10-KSB (without exhibits) for the fiscal year ended December 31, 2001. We will furnish a copy of any exhibit to our Form 10-KSB upon receipt from any such person of a written request for such exhibits upon the payment of our reasonable expenses in furnishing the exhibits.

        This request should be sent to:

    BioSante Pharmaceuticals, Inc.
    111 Barclay Boulevard, Suite 280
    Lincolnshire, IL 60069
    Attn: Stockholder Information

        Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares of common stock and class C special stock by marking, signing, dating and promptly returning the enclosed proxy card in the envelope provided. No postage is required for mailing in the United States or from Canada.

                      By Order of the Board of Directors

                      Stephen M. Simes
                       Vice Chairman, President and
                      Chief Executive Officer

April    , 2002
Lincolnshire, Illinois

Exhibit A

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF BIOSANTE PHARMACEUTICALS, INC.

        BioSante Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the laws of State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of State of Delaware (the "DGCL"), DOES HEREBY CERTIFY that:

        FIRST: The Board of Directors of the Corporation, at a meeting held on April 16, 2002, duly adopted resolutions setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and proposing that said amendment be submitted to the stockholders of the Corporation for their consideration and approval. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Board of Directors declares that it is advisable to amend Article IV of the Amended and Restated Certificate of Incorporation of the Corporation as follows:

      Amend Article IV by adding the following at the end of the first paragraph of Article IV:

      Simultaneously with the effective date of the filing of this amendment to the Corporation's Amended and Restated Certificate of Incorporation (the "Effective Date"), each     [to be filled in prior to filing with the appropriate split number, not to exceed ten] shares of common stock, par value $0.0001 per share, of the Corporation issued and outstanding immediately prior to the Effective Date, shall automatically be reclassified, without any action on the part of the holder thereof, into one fully paid and nonassessable share of common stock, par value $0.0001 per share, and each    [to be filled in prior to filing with the appropriate split number, not to exceed ten] shares of class C special stock, par value $0.0001 per share, of the Corporation issued and outstanding immediately prior to the Effective Date, shall automatically be reclassified, without any action on the part of the holder thereof, into one fully paid and nonassessable share of class C special stock, par value $0.0001 per share (the "Reverse Split"). The Corporation shall not issue fractional shares to the stockholders entitled to a fractional interest in a share of common stock or class C special stock issued pursuant to the Reverse Split. In lieu of any fractional share of common stock to which a stockholder would otherwise be entitled as a result of the Reverse Split, the Corporation shall pay a cash amount equal to the fair value of the fractional share of common stock as of the Effective Date of the Reverse Split which shall be equal to a proportionate interest of the value of a whole share based on the closing sale price of the common stock on the Over-the-Counter Bulletin Board. In lieu of any fractional share of class C special stock to which a stockholder would otherwise be entitled as a result of the Reverse Split, the Corporation shall pay a cash amount equal to the fair value of the fractional share of class C special stock as of the Effective Date of the Reverse Split which shall be equal to a proportionate interest of the value of a whole share based on the closing sale price of a share of common stock on the Over-the-Counter Bulletin Board minus $0.25.

          FURTHER RESOLVED, that the Board of Directors declares that it is advisable to amend Article IV(3)(a) of the Amended and Restated Certificate of Incorporation of the Corporation as follows:

      Amend Article IV(3)(a) in its entirety as follows:

      A holder of Class C Special Stock shall be entitled, in accordance with the provisions hereof, to acquire Common Stock of the Corporation as the same may then be constituted by tendering any of the Class C Special Stock held and registered in such

      holder's name together with $            [to be filed in prior to filing with a number equal to product of (i) 0.25, multiplied by (ii) the appropriate split ratio which is not to exceed ten] per share as a result of the Reverse Split (the "Common Stock Purchase Price") on the basis of one Common Stock for each share of Class C Special Stock and $            [to be filed in prior to filing with a number equal to product of (i) 0.25, multiplied by (ii) the appropriate split ratio which is not to exceed ten] as a result of the Reverse Split. The purchase right herein provided shall be exercised by notice in writing given to the Corporation which notice shall specify the number of shares of Class C Special Stock that the holder desires to have applied to the purchase price of Common Stock. If any shares of Class C Special Stock are applied to the purchase of Common Stock pursuant to this paragraph, the holder of such shares of Class C Special Stock shall surrender the certificate or certificates representing the shares of Class C Special Stock so applied to the registered office of the Corporation, or to the transfer agent of the Corporation at the time of purchase together with cash or a certified cheque in the amount of $             [to be filed in prior to filing with a number equal to product of (i) .25, multiplied by (ii) the appropriate split ratio which is not to exceed ten] per share of Common Stock being acquired, and the Corporation shall thereupon issue to such holder certificates representing the number of shares of Common Stock to which the holder became entitled upon such purchase.

        SECOND: The stockholders of the Corporation duly approved and adopted such amendment in accordance with the provisions of Section 242 of the DGCL by a vote of the holders of a majority of the shares of outstanding Common Stock and the holders of a majority of the shares of outstanding Class C Special Stock of the Corporation entitled to vote thereon at the annual meeting of stockholders duly held on May 21, 2002, upon notice in accordance with Section 222 of the DGCL.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Stephen M. Simes, its President and Chief Executive Officer, thereunto duly authorized, this       day of                  ,        .

BIOSANTE PHARMACEUTICALS, INC.
By:
Stephen M. Simes Vice Chairman, President and Chief Executive Officer

BIOSANTE PHARMACEUTICALS, INC.
AMENDED AND RESTATED
1998 STOCK OPTION PLAN

(As amended through June 13, 2001)

        1.    Purpose of Plan.

        The purpose of the BioSante Pharmaceuticals, Inc. 1998 Stock Option Plan (the "Plan") is to advance the interests of BioSante Pharmaceuticals, Inc. (the "Company") and its shareholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its objectives, as the Board of Directors describes them.

        2.    Definitions.

        The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

          2.1  "CVE" means the Canadian Venture Exchange.

          2.2  "CVE Requirements" means the by-laws, rules, circulars and policies of the CVE.

          2.3  "Board" means the Board of Directors of the Company.

          2.4  "Broker Exercise Notice" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

          2.5  "Change in Control" means an event described in Section 9.1 of the Plan.

          2.6  "Code" means the Internal Revenue Code of 1986, as amended.

          2.7  "Committee" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

          2.8  "Common Stock" means the common stock of the Company, no par value, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

          2.9  "Disability" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

          2.10 "Eligible Recipients" means all employees of the Company or any Subsidiary and any non-employee directors, officers, consultants and independent contractors of the Company or any Subsidiary.

          2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          2.12 "Fair Market Value" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the mean between the reported high and low sale prices of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or an equivalent foreign market on which sale prices are reported; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the Nasdaq SmallCap

  Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

          2.13 "Incentive Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

          2.14 "Non-Statutory Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

          2.15 "Option" means an Incentive Stock Option or a Non-Statutory Stock Option.

          2.16 "Participant" means an Eligible Recipient who receives one or more Options under the Plan.

          2.17 "Previously Acquired Shares" means shares of Common Stock or any other shares of capital stock of the Company that are already owned by the Participant or, with respect to any Option, that are to be issued upon the exercise of such Option.

          2.18 "Retirement" means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company's plan or practice for purposes of this determination.

          2.19 "Securities Act" means the Securities Act of 1933, as amended.

          2.20 "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

          2.21 "Tax Date" means the date any withholding tax obligation arises under the Code or other applicable tax statute for a Participant with respect to an Option.

        3.    Plan Administration.

          3.1    The Committee.    The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are "outside directors" within the meaning of Section 162(m) of the Code. Such a committee, if established, will act by majority approval of the members (but may also take action with the written consent of all of the members of such committee), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, "Committee" will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the participants and their respective successors-in-interest. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

          3.2    Authority of the Committee.

            (a)  In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Options as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Options to be made to each Participant (including the number of shares of Common Stock to be subject to each Option, the exercise price and the manner in which Options will become exercisable) and the form of written agreement, if any, evidencing such Option; (iii) the time or times when Options will be granted; (iv) the duration of each Option; and (v) the restrictions and other conditions to which the Options may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Option in the form of cash, shares of Common Stock, shares of any capital stock of the Company, or any combination of both.

            (b)  The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Option in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Option, extend the term of an Option, accelerate the exercisability or otherwise terminate any restrictions relating to an Option, accept the surrender of any outstanding Option or, to the extent not previously exercised or vested, authorize the grant of new Options in substitution for surrendered Options; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Option, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a re-grant of such Option for purposes of this Plan.

            (c)  In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other similar change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Option, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the conditions to the exercisability of any outstanding Option that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

        4.    Shares Available for Issuance.

          4.1    Maximum Number of Shares Available.    Subject to Section 4.4 below and adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 8,500,000 shares of Common Stock, plus any shares of Common Stock which, as of the date the Plan is approved by the shareholders of the Company, are reserved for issuance under the Company's existing Stock Option Plan and which are not thereafter issued or which have been issued but are subsequently forfeited and which would otherwise have been available for further issuance under such plan.

          4.2    Accounting for Options.    Shares of Common Stock that are issued under the Plan or that are subject to outstanding Options will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Option that lapses, expires, is forfeited or for any reason is terminated unexercised and any shares of Common Stock that are subject to an Option that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan.

          4.3    Adjustments to Shares and Options.    In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to, and the exercise price of, outstanding Options.

          4.4    CVE Requirements.    So long as the Common Stock of the Company is listed on the CVE and the Company has not been exempted from the CVE Requirements the number of shares of Common Stock that may be reserved for issuance pursuant to the Plan and any other stock option plan, stock purchase plan or for remuneration for any service performed for or on behalf of the Company to any one party shall not exceed five percent of the outstanding shares of Common Stock, on a non-diluted basis;

        5.    Participation.

        Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of objectives as determined by the Board of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Options as may be determined by the Committee in its sole discretion. Options will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

        6.    Options.

          6.1    Grant.    An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an "incentive stock option" for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

          6.2    Exercise Price.    The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that (a) such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company), and (b) such price will not be less than 85% of the Fair Market Value of one share of Common Stock on the date of grant with respect to a Non-Statutory Stock Option. Notwithstanding the foregoing, so long as the Common Stock of the Company is listed on the CVE and the Company has not been exempted from the CVE Requirements in this regard, the exercise price per share of an Option shall not be less than the price per share permitted by the CVE Requirements.

          6.3    Exercisability and Duration.    An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Incentive Stock Option may be exercisable after 10 years from its date of grant (five years from its date of grant if, (a) at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company or (b) the Common Stock of the Company is then listed on the CVE and the Company has not been exempted from the CVE Requirements in this regard).

          6.4    Payment of Exercise Price.    The total purchase price of the shares to be purchased upon exercise of an Option must be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares, a promissory note (on terms acceptable to the Committee in its sole discretion) or by a combination of such methods.

          6.5    Manner of Exercise.    An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Chief Financial Officer) at its principal executive office in Lincolnshire, Illinois and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

          6.6    Aggregate Limitation of Stock Subject to Incentive Stock Options.    To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

        7.    Effect of Termination of Employment or Other Service.

          7.1    Termination Due to Death, Disability or Retirement.    Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Option:

            (a)  In the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability, all outstanding Options then held by the Participant will remain exercisable, to the extent exercisable as of the date of such termination, for a period of six months after such termination (but in no event after the expiration date of any such Option).

            (b)  In the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement, all outstanding Options then held by the Participant will remain exercisable, to the extent exercisable as of the date of such termination, for a period of three months after such termination (but in no event after the expiration date of any such Option).

          7.2    Termination for Reasons Other than Death, Disability or Retirement.

            (a)  Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Option, in the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Option will immediately terminate without notice of any kind, and no Options then held by the Participant will thereafter be exercisable; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for "cause," all outstanding Options then held by such Participant will remain exercisable, to the extent exercisable as of such termination, for a period of three months after such termination (but in no event after the expiration date of any such Option).

            (b)  For purposes of this Section 7.2, "cause" (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary.

          7.3    Modification of Rights Upon Termination.    Notwithstanding the other provisions of this Section 7, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service; provided, however, that no Option may remain exercisable beyond its expiration date.

          7.4    Exercise of Incentive Stock Options Following Termination.    Any Incentive Stock Option that remains unexercised more than one year following termination of employment by reason of Disability or more than three months following termination for any reason other than death or Disability will thereafter be deemed to be a Non-Statutory Stock Option.

          7.5    Date of Termination of Employment or Other Service.    Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

        8.    Payment of Withholding Taxes.

          8.1    General Rules.    The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all foreign, federal, state and local withholding and employment-related tax requirements attributable to an Option, including, without limitation, the grant or exercise of an Option or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Option.

          8.2    Special Rules.    The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 8.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

        9.    Change in Control.

          9.1    Change in Control.    For purposes of this Section 9, a "Change in Control" of the Company will mean the following:

            (a)  the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

            (b)  the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

            (c)  any person becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 20% or more, but not 50% or more, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuity Directors (as defined in Section 9.2 below), or (ii) 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

            (d)  a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) more than 50%, but less than 80%, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuity Directors, or (ii) 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

            (e)  the Continuity Directors cease for any reason to constitute at least a majority of the Board; or

            (f)    any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement.

          9.2    Continuity Directors.    For purposes of this Section 9, "Continuity Directors" of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Continuity Directors (either by specific vote or by approval of the Company's proxy statement in which such individual is named as a nominee for director without objection to such nomination).

          9.3    Acceleration of Exercisability.    Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the agreement evidencing an Option at the time of grant or at any time after the grant of an Option, all outstanding Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options have been granted remains in the employ or service of the Company or any Subsidiary.

        10.    Rights of Eligible Recipients and Participants; Transferability.

          10.1    Employment or Service.    Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

          10.2    Rights as a Shareholder.    As a holder of Options, a Participant will have no rights as a shareholder unless and until such Options are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Options as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

          10.3    Restrictions on Transfer.    Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan (unless approved by the Committee in its sole discretion and the CVE, if necessary), no right or interest of any Participant in an Option prior to the exercise of such Option will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Option upon such Participant's death, and in the event of a Participant's death, payment of any amounts due under the Plan will be made to, and exercise of Options (to the extent permitted pursuant to Section 7 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees.

          10.4    Breach of Confidentiality or Non-Compete Agreements.    Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or non-compete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of such Participant's employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Option then held by the Participant without notice of any kind.

          10.5    Non-Exclusivity of the Plan.    Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

        11.    Securities Law and Other Restrictions.

        Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Options granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

        12.    Plan Amendment, Modification and Termination.

        The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or Nasdaq or similar regulatory body. No termination, suspension or amendment of the Plan may adversely affect any outstanding Option without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2, 4.3 and 9 of the Plan.

        13.    Effective Date and Duration of the Plan.

        The Plan is effective as of December 8, 1998, the date it was adopted by the Board. The Plan will terminate at midnight on December 8, 2008 and may be terminated prior to such time to by Board action, and no Option will be granted after such termination. Options outstanding upon termination of the Plan may continue to be exercised in accordance with their terms.

        14.    Miscellaneous.

          14.1    Governing Law.    The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Wyoming, notwithstanding the conflicts of laws principles of any jurisdictions.

          14.2    Successors and Assigns.    The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

This Proxy is solicited by the Board of Directors

        The undersigned hereby appoints Stephen M. Simes and Phillip B. Donenberg and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of capital stock of BioSante Pharmaceuticals, Inc. held of record by the undersigned on April 19, 2002, at the Annual Meeting of Stockholders to be held on May 21, 2002, or any adjournment thereof.

          /x/    Please mark your votes as in this example.

1.
ELECTION OF DIRECTORS

  (INSTRUCTION: To vote for any individual nominee check the box next to the nominee's name, to vote against any individual nominee check the withhold box next to the nominee's name.

FOR	WITHHOLD	NOMINEE

/ /	/ /	Louis W. Sullivan, M.D.
/ /	/ /	Victor Morgenstern
/ /	/ /	Ross Mangano
/ /	/ /	Angela Ho
/ /	/ /	Stephen M. Simes
/ /	/ /	Fred Holubow
/ /	/ /	Edward C. Rosenow III, M.D.
/ /	/ /	Peter Kjaer
2.	VOTE FOR / / or AGAINST / / ABSTAIN / /
AMENDMENT OF THE AMENDED AND RESTATED 1998 STOCK OPTION PLAN
Proposal to amend the Amended and Restated 1998 Stock Option Plan to increase the number of shares of common stock specifically reserved for issuance under the plan by 1,500,000 shares, from 8,500,000 shares to 10,000,000 shares.
3.	VOTE FOR / / or AGAINST / / ABSTAIN / /
AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
Proposal to approve the amendment to BioSante's Amended and Restated Certificate of Incorporation to effect a reverse split of the outstanding shares of common stock and class C special stock at a ratio to be determined by BioSante but not to exceed one-for-ten, the amendment to be effected, if at all, by the filing, at the discretion of BioSante, of a certificate of amendment, with the Secretary of State of the State of Delaware, by the first anniversary of the annual meeting of the stockholders, approving the reverse stock split.
4.	VOTE FOR / / or AGAINST / / ABSTAIN / / RATIFICATION OF AUDITORS Proposal to ratify the appointment of Deloitte & Touche L.L.P. as independent auditors for the fiscal year ending December 31, 2002.
5.	In their discretion, the proxies are authorized to vote upon such other business, as may properly come before the meeting.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.
Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Dated: ___ , 2002
Signature ________
Signature if held jointly _______________________________
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
INFORMATION CONCERNING THE ANNUAL MEETING
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
(Proposal 1)
EXECUTIVE COMPENSATION AND OTHER BENEFITS
RELATED PARTY RELATIONSHIPS AND TRANSACTIONS
(Proposal 2)
(Proposal 3)
(Proposal 4)
OTHER MATTERS
BIOSANTE PHARMACEUTICALS, INC. AMENDED AND RESTATED 1998 STOCK OPTION PLAN (As amended through June 13, 2001)
This Proxy is solicited by the Board of Directors